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As filed with the Securities and Exchange Commission on July 27, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENERSYS
(Exact name of Registrant as specified in its charter)

DELAWARE	3691	23-305564
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2366 Bernville Road
Reading, Pennsylvania 19605
(610) 208-1991
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant's Principal Executive Offices)

Frank M. Macerato
Vice President and General Counsel
EnerSys
2366 Bernville Road
Reading, PA 19605
(610) 208-1991
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copy to:

Stacy J. Kanter, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
(212) 735-3000

        Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement as determined by the registrant

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.01 par value	12,500,000	$18.84	$235,500,000	$25,198.50

(1)
All of the shares of EnerSys common stock, par value $0.01 per share, offered hereby are being offered for the account of selling stockholders named in this prospectus. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The price per unit and aggregate offering price are based on the average of prices of the registrant's common stock, as reported on the New York Stock Exchange, on July 25, 2006.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated July 27, 2006

PROSPECTUS

12,500,000 Shares

Common Stock

This prospectus relates to the offer and sale at various times in one or more offerings of shares of up to 12,500,000 shares of common stock of EnerSys. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders.

The shares are being registered to permit the selling stockholders to sell the shares from time to time in the public market. The shares of common stock offered under this prospectus may be offered or sold by the selling stockholders from time to time directly to purchasers or through agents, underwriters, brokers or dealers at prevailing market or privately negotiated prices and on other terms to be determined at the time of sale. See "Plan of Distribution."

You should read this prospectus and any accompanying prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information" carefully before you make your investment decision. The applicable prospectus supplement will contain specific information about the terms of each offering, including, among other things, the identity of each selling stockholder, the amount of our common stock each selling stockholder will be selling and the means of distribution for the shares of our common stock sold by the selling stockholders. A prospectus supplement may also add to or update, but will not contradict, modify or replace, information contained in this prospectus.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the trading symbol "ENS".

Investing in our common stock involves risks, including the risks described in our Annual Report on Form 10-K for the fiscal year ended March 31, 2006, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement and/or any risk factors set forth in our other filings with the Securities and Exchange Commission, or the Commission, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act as discussed on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                         , 2006.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
ENERSYS	1
RISK FACTORS	2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
USE OF PROCEEDS	5
DIVIDEND POLICY	6
DESCRIPTION OF CAPITAL STOCK	7
SELLING STOCKHOLDERS	11
PLAN OF DISTRIBUTION	14
WHERE YOU CAN FIND MORE INFORMATION	17
LEGAL MATTERS	18
EXPERTS	18

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf process, the selling stockholders may, from time to time, sell common stock in one or more offerings. This prospectus provides you with a general description of the common stock. Each time the selling stockholders sell common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to or update, but will not contradict, modify or replace, information contained in this prospectus. We urge you to read this entire prospectus and any prospectus supplement, together with the information described under the heading "Where You Can Find More Information" carefully, including the "Risk Factors" incorporated in this prospectus and included or incorporated in any accompanying prospectus supplement.

        The terms "EnerSys," "we," "our," and "us" refer to EnerSys—which is a holding company—and its consolidated subsidiaries. We use the term "the company" when we wish to refer only to the holding company and not to EnerSys and its consolidated subsidiaries. Our fiscal year ends on March 31. References in or incorporated by reference in this prospectus to a fiscal year, such as "fiscal 2007," relate to the fiscal year ended on March 31 of that calendar year. For reading ease, certain financial information incorporated by reference in this prospectus is presented on a rounded basis, which may cause minor rounding differences.

ENERSYS

        EnerSys is the world's largest manufacturer, marketer and distributor of industrial batteries. We also manufacture, market and distribute related products such as chargers, power equipment and battery accessories, and we provide related after-market and customer-support services for industrial batteries. Industrial batteries generally are characterized as reserve power batteries or motive power batteries.

        Reserve power batteries are also known as network, standby or stationary power batteries and are used primarily for backup power applications to ensure continuous power supply in case of main (primary) power failure or outage. Reserve power batteries are used primarily to supply standby direct current, or DC, operating power for:

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  telecommunications systems, such as wireless, wireline and internet access systems, central and local switching systems, satellite stations and radio transmission stations;

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  uninterruptible power systems, or UPS, applications for computer and computer-controlled systems, including process control systems;

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  specialty power applications, including security systems and motor and recreational vehicles;

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  switchgear and electrical control systems used in electric utilities and energy pipelines; and

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  commercial and military aircraft, submarines and tactical military vehicles.

        Motive power batteries are used to provide power for electric material handling and ground handling equipment, primarily electric industrial forklift trucks. They compete primarily with propane- and diesel-powered internal combustion engines used principally in the following applications:

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  electric industrial forklift trucks in distribution and manufacturing facilities;

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  mining equipment, including scoops, coal haulers, shield haulers, underground forklifts, shuttle cars and locomotives; and

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  railroad equipment, including diesel locomotive starting, rail car lighting and rail signaling equipment.

        Our principal executive offices are located at 2366 Bernville Road, Reading, PA 19605. Our telephone number at that address is (610) 208-1991.

RISK FACTORS

        You should carefully consider the specific risks described in our Annual Report on Form 10-K for the fiscal year ended March 31, 2006, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement and any risk factors set forth in our other filings with the Commission, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act before making an investment decision. See "Where You Can Find More Information."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and any accompanying prospectus supplement may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act. Generally, you can identify these statements because they use words like "anticipates," "believes," "will," "estimates," "expects," "future," "intends," "plans" or the negative of such terms or similar terms. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are and will be based on management's then-current beliefs and assumptions regarding future events and operating performance and on information currently available to our management, and are applicable only as of the dates of such statements.

        Forward-looking statements involve risks, uncertainties and assumptions. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Actual results may differ materially from those expressed in these forward- looking statements due to a number of uncertainties and risks, including the risks described in our Annual Report on Form 10-K for the fiscal year ended March 31, 2006, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement, any risk factors set forth in our other filings with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act and other unforeseen risks. You should not put undue reliance on any forward-looking statements. We undertake no obligation to update or revise these statements to reflect events or circumstances occurring after the date of such statements.

        Our actual results may differ materially from those contemplated by the forward-looking statements for a number of reasons, including the following factors:

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  general cyclical patterns of the industries in which our customers operate;

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  the extent to which we cannot control our fixed and variable costs;

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  the raw material in our products may experience significant fluctuations in market price;

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  certain raw materials constitute hazardous materials that may give rise to costly environmental and safety claims;

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  legislation in the European Union and elsewhere regarding the restriction of the use of certain hazardous substances in electrical and electronic equipment, or RoHS;

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  risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions and currency exchange rate fluctuations;

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  our ability to raise our selling prices to our customers when our product costs increase;

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  the extent to which we are able to efficiently utilize our global manufacturing facilities and optimize their capacity;

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  general economic conditions in the markets in which we operate;

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  competitiveness of the battery markets in the Americas, Europe and Asia;

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  our timely development of competitive new products and product enhancements in a changing environment and the acceptance of such products and product enhancements by customers;

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  our ability to adequately protect our proprietary intellectual property, technology and brand names;

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  unanticipated litigation proceedings to which we might be subject;

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  changes in our market share in the business segments and regions where we operate;

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  our ability to implement our cost reduction initiatives successfully and improve our profitability;

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  unanticipated quality problems associated with our products;

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  our ability to implement business strategies, including our acquisition strategy, and restructuring plans;

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  our acquisition strategy may not be successful in locating advantageous targets;

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  our ability to successfully integrate any assets, liabilities, customers, systems and management personnel we acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames;

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  our debt and debt service requirements which may restrict our operational and financial flexibility, as well as imposing unfavorable interest and financing costs;

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  adverse changes in our short and long term debt levels under our credit facilities;

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  our exposure to fluctuations in interest rates on our variable rate debt;

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  our inability to attract and retain qualified personnel;

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  credit risk associated with our customers, including risk of insolvency and bankruptcy;

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  our ability to successfully recover in the event of a disaster affecting our infrastructure; and

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  terrorist acts or acts of war, whether in the United States or abroad, could cause damage or disruption to our operations, our suppliers, channels to market or customers, or could cause costs to increase, or create political or economic instability, any of which could have a material adverse effect on our business.

        This list of factors that may affect future performance is illustrative, but by no means exhaustive. Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You are advised to consult any further disclosures we make on related subjects in the reports we file with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act.

USE OF PROCEEDS

        We will not receive any proceeds from any sale of common stock by the selling stockholders.

DIVIDEND POLICY

        We do not anticipate declaring or paying any cash dividends in the foreseeable future. The timing and amount of future cash dividends, if any, would be determined by our Board of Directors and would depend upon our earnings, financial condition and cash requirements at the time. Under our senior secured credit facility, we may pay dividends on our common stock, subject to an annual limit of $20.0 million, only if our leverage ratio is equal to or less than 3.0 to 1.0 and the credit ratings accorded the senior secured credit facility by Standard & Poor's and Moody's are at least BB- and Ba3, respectively, each with a stable outlook.

DESCRIPTION OF CAPITAL STOCK

General Matters

        Our authorized capital stock consists of 135,000,000 shares of common stock, par value $0.01 per share, of which 46,643,204 shares were issued and outstanding as of June 1, 2006 and 1,000,000 shares of undesignated preferred stock, par value $0.01 per share, none of which was outstanding as of June 1, 2006.

        The following summary describes the material provisions of our capital stock, including the common stock that the selling stockholders may sell. This summary is not meant to be a complete description of our capital stock or the terms of each offering that may occur pursuant to this prospectus. We urge you to read our certificate of incorporation and our bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part. The particular terms of any offering will be described in the related prospectus supplement.

        Certain provisions of our certificate of incorporation and bylaws summarized below may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for shares of common stock.

Common Stock

        We have one class of common stock. All holders of shares of common stock are entitled to the same rights and privileges. Holders of shares of common stock are entitled to one vote per share on the election or removal of our directors and on all other matters to be voted on by our stockholders.

        Holders of shares of common stock are not entitled to any preemptive or preferential rights to subscribe for additional shares of any class of our capital stock. The holders of shares of common stock are entitled to receive dividends, when, as and if declared by our board of directors, out of funds legally available therefor. See "Dividend Policy." Holders of shares of common stock are entitled to share ratably, upon dissolution or liquidation, in the assets available for distribution to holders of shares of common stock after the payment of all prior claims.

Preferred Stock

        Our authorized capital stock includes 1,000,000 shares of undesignated preferred stock, none of which was issued or outstanding as of June 1, 2006. Our board of directors is authorized, without further action by our stockholders, to provide for the issuance of such preferred stock in one or more series and to fix the dividend rate, conversion privileges, voting rights, redemption rights, redemption price or prices, liquidation preferences and qualifications, limitations and restrictions thereof with respect to each series. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights that could adversely affect the holders of shares of our common stock. We have no current intention to issue any additional shares of preferred stock.

Section 203 of the Delaware General Corporation Law

        Section 203 of the Delaware General Corporation Law may have the effect of delaying, deferring or preventing a change of control. In general, Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date such stockholder became an "interested stockholder," unless:

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  prior to such date the board of directors approved either the "business combination" or the transaction that resulted in the stockholder becoming an "interested stockholder";

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  upon consummation of the transaction that resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding those shares owned by persons who are directors and also officers and certain other stockholders; or

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  on or subsequent to such date the "business combination" is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the "interested stockholder."

        A "business combination" includes certain mergers, stock or asset sales and other transactions resulting in a financial benefit to the "interested stockholder." An "interested stockholder" is a person who, together with affiliates and associates, owns (or in the preceding three years, did own) 15% or more of the outstanding voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Limitation of Liability and Indemnification of Directors and Officers

        We have included in our certificate of incorporation and bylaws provisions to:

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  eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty, but such provision does not eliminate liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the Delaware General Corporation Law or for any transaction from which the director derived an improper personal benefit; and

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  indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary.

        Acting pursuant to the provisions of our certificate of incorporation and bylaws and the provisions of Section 145 of the Delaware General Corporation Law, we have entered into agreements with each of our officers and directors to indemnify them to the fullest extent permitted by such provisions and such law. We also are authorized to carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

        The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors or officers pursuant to the provisions described above, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Other Provisions of our Certificate of Incorporation and Bylaws

        Classified Board of Directors.    Our certificate of incorporation provides for our board of directors to be divided into three classes of directors serving staggered three-year terms. Each class shall consist, as nearly as may be practicable, of one-third of the total number of directors constituting our entire board of directors. As a result, approximately one-third of our board of directors will be elected each year. Moreover, except as otherwise provided in our Securityholder Agreement (as defined under "Selling Stockholders"), stockholders may remove a director only for cause. This provision, when coupled with the provisions of our certificate of incorporation and bylaws, except as otherwise provided in our Securityholder Agreement, authorizes only our board of directors to fill vacant directorships, preclude a stockholder from removing incumbent directors without cause and simultaneously gaining control of our board of directors by filling the vacancies created by such removal with its own nominees. This provision of our certificate of incorporation may not be amended or repealed by our stockholders except with the consent of the holders of at least two-thirds of our outstanding common stock.

        Special Meeting of Stockholders.    Our certificate of incorporation provides that special meetings of our stockholders may be called only by our board of directors or our Chairman of the Board. This provision makes it more difficult for stockholders to take action opposed by our board of directors. This provision of our certificate of incorporation may not be amended or repealed by our stockholders except with the consent of the holders of at least two-thirds of our outstanding common stock.

        No Stockholder Action by Written Consent.    Our certificate of incorporation provides that no action required or permitted to be taken at any annual or special meeting of our stockholders may be taken without a meeting, and the power of our stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied. Such provision limits the ability of any stockholder to take action immediately and without prior notice to our board of directors. Such a limitation on a majority stockholder's ability to act might affect such person's or entity's decision to purchase our voting securities. This provision of our certificate of incorporation may not be amended or repealed by the stockholders except with the consent of the holders of at least two-thirds of our outstanding common stock.

        Advance Notice Requirements for Stockholder Proposals and Director Nominations.    Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual or special meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder's notice must be delivered to, or mailed and received at, our principal executive offices: in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 90 days nor more than 120 days prior to such anniversary date or, in the case of a special meeting called for the purpose of electing directors, not less than 90 days nor more than 120 days prior to such special meeting or not later than the close of business on the tenth day following the date on which public disclosure of the date of the meeting is made; and in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the tenth day following the date on which public disclosure of the date of the meeting was made. Our bylaws also specify certain requirements for a stockholder's notice to be in proper written form. These provisions may preclude some stockholders from bringing matters before the stockholders at an annual or special meeting or from making nominations for directors at an annual or special meeting. As set forth below, our bylaws may not be amended or repealed by our stockholders, except with the consent of holders of at least two-thirds of our outstanding common stock.

        Adjournment of Meetings of Stockholders.    Our bylaws provide that when a meeting of our stockholders is convened, the presiding officer, if directed by our board of directors, may adjourn the meeting if no quorum is present for the transaction of business or if our board of directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information that our board of directors determines has not been made sufficiently or timely available to stockholders or to otherwise effectively exercise their voting rights. This provision will, under certain circumstances, make more difficult or delay actions by the stockholders opposed by our board of directors. The effect of such provision could be to delay the timing of a stockholders' meeting, including in cases where stockholders have brought proposals before the stockholders that are in opposition to those brought by our board of directors and therefore may provide our board of directors with additional flexibility in responding to such stockholder proposals. As set forth below, our bylaws may not be amended or repealed by our stockholders, except with the consent of holders of at least two-thirds of our outstanding common stock.

        No Cumulative Voting.    The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

        Authorized but Unissued Capital Stock.    Our certificate of incorporation authorizes our board of directors to issue one or more classes or series of preferred stock, and to determine, with respect to any such class or series of preferred stock, the voting powers (if any), designations, powers, preferences, rights and qualifications, limitations or restrictions of such preferred stock. We have no current intention to issue any additional shares of preferred stock.

        The Delaware General Corporation Law does not require stockholder approval for any issuance of previously authorized shares of our capital stock. However, the listing requirements of the New York Stock Exchange, which will apply so long as our common stock is listed on the New York Stock Exchange, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

        One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

        Amendment of the Bylaws.    Our certificate of incorporation provides that our bylaws may not be amended or repealed by our stockholders except with the consent of holders of at least two-thirds of our outstanding common stock and grants our board of directors the authority to amend and repeal our bylaws without a stockholder vote in any manner not inconsistent with the laws of Delaware or our certificate of incorporation. This provision makes it more difficult for our stockholders to make changes to our bylaws that are opposed by our board of directors. This provision of our certificate of incorporation may not be amended or repealed by our stockholders except with the consent of holders of at least two-thirds of our outstanding common stock.

Transfer Agent and Registrar

        National City Bank, Cleveland, Ohio, is the transfer agent and registrar for our common stock.

SELLING STOCKHOLDERS

        This prospectus relates to the possible resale by the selling stockholders identified below of shares of our common stock. We are filing the registration statement, of which this prospectus is a part, pursuant to the provisions of a Securityholder Agreement dated as of July 26, 2004 (referred to herein as the Securityholder Agreement), among Metalmark Capital LLC, an independent private equity firm established in 2004 by former principals of Morgan Stanley Capital Partners to manage Morgan Stanley Capital Partners' private equity funds and to make private equity investments in a broad range of industries (hereinafter referred to as Metalmark), certain institutional stockholders (hereinafter referred to as the Institutional Stockholders), certain members of our senior management and our company, which governs certain relationships among such parties.

        The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock owned by them that qualify as "Registrable Securities" under the Securityholder Agreement and registered hereunder, subject to the provisions of the Securityholder Agreement. The selling stockholders, however, make no representations that the shares covered by this prospectus will be offered for sale. We have agreed to keep the registration statement of which this prospectus forms a part effective until the earlier of (i) the second anniversary of the date on which the registration statement was declared effective or (ii) the date on which all of the shares covered by the registration statement have been sold to the public.

        The table below presents information regarding the selling stockholders and the shares that each such selling stockholder may offer and sell from time to time under this prospectus. When we refer to the "selling stockholders" in this prospectus, we mean those persons listed in the table below. Unless otherwise indicated, beneficial ownership is calculated based on 46,643,204 shares of our common stock outstanding as of June 1, 2006. The number of shares in the column "Number of Shares of Common Stock Covered by This Prospectus" represents all of the shares that a selling stockholder may offer under this prospectus. The column "Shares of Common Stock Beneficially Owned After Offering" assumes that the selling stockholder will have sold all of the shares offered under this prospectus. However, because the selling stockholders may offer, from time to time, all, some or none of their shares under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of the sales. Please carefully read the footnotes located below the selling stockholders table in conjunction with the information presented in the table.

        Except as noted in the footnotes to the table below or disclosed under the headings entitled "Board of Directors," "Executive Officers," Employment Agreements" and "Certain Relationships and Related Transactions" in the company's Definitive Proxy Statement on Schedule 14A filed on June 19,

2006, which is incorporated by reference herein, no selling stockholder has had, within the past three years, any position, office, or material relationship with us or any of our predecessors or affiliates.

				Number of Shares of Common Stock Covered by This Prospectus(1)(3)
	Shares of Common Stock Beneficially Owned Before Any Offering(2)(3)				Shares of Common Stock Beneficially Owned After Offering(3)
Name
	Number		Percent		Number	Percent
MSCP IV, L.P. and MSCP 892 IV, L.P. c/o Metalmark Capital LLC 1177 Avenue of Americas New York, NY 10036(4)	25,001,078	(5)(6)	53.6%	9,057,890	15,943,188	34.2%
MSCI IV, L.P. 1585 Broadway New York, NY 10036	629,619		1.3%	228,110	401,509	0.9%
MSGEM Funds 1585 Broadway New York, NY 10036	2,377,848	(5)	5.1%	862,000	1,515,848	3.2%
J.P. Morgan Funds 522 Fifth Avenue New York, NY 10036	2,774,167	(5)(7)	5.9%	1,005,000	1,769,167	3.8%
GM Stockholders	2,377,849	(5)(8)	5.1%	862,000	1,515,849	3.2%
John D. Craig	2,295,483	(9)	4.7%	217,000	2,078,483	4.5%
Michael T. Philion	932,866	(10)	2.0%	91,000	841,866	1.8%
John A. Shea	862,187	(11)	1.8%	73,000	789,187	1.7%
Richard W. Zuidema	853,934	(2)	1.8%	71,000	782,934	1.7%
Raymond R. Kubis	469,477	(13)	1.0%	33,000	436,477	0.9%

(1)
Each of the selling stockholders may offer up to the number of shares of common stock listed in the third column of this table. The selling stockholders may elect to sell all or part of their common stock in the event that we commit to an underwritten public offering of our common stock. In addition, the selling stockholders may sell all or part of their common stock in an offering in which we do not participate. The decision by any of the selling stockholders to sell any of their respective shares of common stock in an offering will depend upon the market price of our common stock at that time and other factors deemed relevant by such selling stockholder. See "Plan of Distribution" for a description of the transactions in which the selling stockholders may offer and sell their common stock.

(2)
Except as otherwise set forth below, based on 46,643,204 shares of common stock outstanding as of June 1, 2006. Beneficial ownership has been determined in accordance with Rule 13d-3 under Exchange Act, thereby including, with respect to each owner, options exercisable by such owner within 60 days of June 1, 2006. Information regarding the ownership of our Institutional Stockholders, which include Morgan Stanley Dean Witter Capital Partners IV, L.P. ("MSCP IV, L.P."), MSDW IV 892 Investors, L.P. ("MSCP IV 892, L.P."), and Morgan Stanley Dean Witter Capital Investors IV, L.P. ("MSCI IV, L.P.") (collectively, the "MSCP Funds"), Morgan Stanley Global Emerging Markets Private Investment Fund, L.P., and Morgan Stanley Global Emerging

  Markets Private Investors, L.P. (collectively, the "MSGEM Funds"), J.P. Morgan Direct Corporate Finance Institutional Investors LLC, J.P. Morgan Direct Corporate Finance Private Investors LLC, and 522 Fifth Avenue Fund, L.P. (collectively, the "J.P. Morgan Funds"), and First Plaza Group Trust and Performance Co-Investment Fund I, L.P. (f/k/a GM Capital Partners I, L.P.) (collectively, the "GM Stockholders"), is derived from Schedules 13G filed by the beneficial owners with the Commission with respect to the period ended December 31, 2004.

(3)
Includes shares of common stock and common stock exercisable upon exercise of fully vested options.

(4)
Howard I. Hoffen, Kenneth F. Clifford, Eric T. Fry and Michael C. Hoffman are Managing Directors of Metalmark and exercise shared voting or investment power over 25,018,578 shares, including 17,500 shares subject to options, beneficially owned by Metalmark. Messrs. Hoffen, Clifford, Fry and Hoffman disclaim beneficial ownership of such shares as a result of their respective employment arrangements with Metalmark, except to the extent of their pecuniary interest therein ultimately realized.

(5)
As noted above, Metalmark, the Institutional Stockholders, certain members of our senior management and our company are parties to the Securityholder Agreement. Metalmark and the Institutional Stockholders may be deemed to be a "group" for purposes of Section 13(d)(3) or Section 13(g)(3) of the Exchange Act and Rule 13d-5(b)(1) thereunder. For more information on the terms of, and the parties to, the Securityholder Agreement, see "Certain Relationships and Related Transactions—Securityholder Agreement" in our Definitive Proxy Statement on Schedule 14A filed on June 19, 2006, which is incorporated by reference herein.

(6)
An affiliate of Metalmark manages MSCP IV, L.P. and MSCP IV 892, L.P. pursuant to a subadvisory agreement (the "Subadvisory Agreement"). For more information on the terms of the Subadvisory Agreement, see "Certain Relationships and Related Transactions—Relationship with Metalmark and Morgan Stanley" in our Definitive Proxy Statement on Schedule 14A filed on June 19, 2006, which is incorporated by reference herein. As a result of the Securityholder Agreement and the Subadvisory Agreement, Metalmark may be deemed to control our management and policies.

(7)
Includes J.P. Morgan Direct Corporate Finance Institutional Investors LLC, J.P. Morgan Direct Corporate Finance Private Investors LLC and 522 Fifth Avenue Fund, L.P.

(8)
Includes JPMorgan Chase Bank, National Association, as trustee for First Plaza Group Trust, 767 Fifth Avenue, New York, NY 10153 and Performance Co-Investment Fund I, L.P. (f/k/a GM Capital Partners I, L.P.), Two Pickwick Plaza, Greenwich, CT 06830.

(9)
Mr. Craig holds shared voting or investment power over 2,295,483 shares. The number and percentage of shares beneficially owned by Mr. Craig include 2,114,231 shares subject to options.

(10)
Mr. Philion holds shared voting or investment power over 932,866 shares. The number and percentage of shares beneficially owned by Mr. Philion include 862,018 shares subject to options.

(11)
Mr. Shea holds shared voting or investment power over 862,187 shares. The number and percentage of shares beneficially owned by Mr. Shea include 812,600 shares subject to options.

(12)
Mr. Zuidema holds shared voting or investment power over 853,934 shares. The number and percentage of shares beneficially owned by Mr. Zuidema include 804,347 shares subject to options.

(13)
Mr. Kubis holds shared voting or investment power over 469,477 shares. The number and percentage of shares beneficially owned by Mr. Kubis include 445,875 shares subject to options.

PLAN OF DISTRIBUTION

        We are registering the shares of common stock covered by this prospectus for the selling stockholders. As used in this prospectus, "selling stockholders" includes the selling security holders identified under "Selling Stockholders." The common stock may be sold from time to time by the selling stockholders. Such sales may be made in the over-the-counter market at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling stockholders will act independently of EnerSys in making decisions with respect to the timing, manner and size of each sale.

        The selling stockholders may negotiate and pay underwriters' or broker-dealers' commissions, discounts or concessions for their services as applicable. Underwriters or broker-dealers engaged by the selling stockholders may allow other underwriters or broker-dealers to participate in resales.

        The common stock may be sold in one or more of the following types of transactions:

        (a)   A sale to one or more underwriters for resale to the public or to institutional investors in one or more transactions;

          (i)    If a selling stockholder notifies us of any material arrangement that it has entered into with an underwriter(s), we will execute an underwriting agreement with such underwriter(s) and file a supplemental prospectus, if required, pursuant to Rule 424(b) under the Securities Act of 1933. In that supplemented prospectus, we will disclose the name of each such underwriter, the number of shares to be sold, the price at which such shares were sold, the commissions paid or discounts or concessions allowed to such underwriter(s), where applicable, and any other facts material to the transaction.

          (ii)   The selling stockholders and any underwriters involved in the sale or resale of the common stock may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act. If a selling stockholder qualifies as an "underwriter," it will be subject to the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

        (b)   A block trade in which a selling stockholder will engage a broker-dealer as agent, who will then attempt to sell the common stock, or position and resell a portion of the block, as principal, in order to facilitate the transaction;

        (c)   Derivative transactions with third parties;

          (i)    If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

        (d)   Other hedging transactions, whereby the selling stockholder may:

          (i)    enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer of affiliate may use shares of common stock received from the selling stockholders to close out its short positions;

          (ii)   sell common stock short itself and redeliver such shares to close out its short positions;

          (iii)  enter into option or other types of transactions that require the selling stockholder to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

          (iv)  loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event or default in the case of a pledge, sell the pledged shares pursuant to this prospectus; or

        (e)   Sales to third parties who may deliver the common stock upon exchange of exchangeable securities issued by such third parties or their affiliates, which in either case may deliver this prospectus in connection with the sale of those exchangeable securities. Such transactions may be combined with other transactions of the types described above. In particular, such third parties or their affiliates may engage in sales of common stock (including short sales) to hedge their position prior to the exchange of their exchangeable securities, may deliver this prospectus in connection with some or all of those sales and may deliver shares of common stock covered by this prospectus to close out any short positions created in connection with those sales.

        In addition to selling its common stock under this prospectus, a selling stockholder may:

        (a)   agree to indemnify any underwriter or broker-dealer against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act;

        (b)   transfer its common stock in other ways not involving market maker or established trading markets, including directly by gift, distribution, or other transfer;

        (c)   sell its common stock under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144; or

        (d)   sell its common stock by any other legally available means.

        For any particular offering pursuant to this shelf registration statement:

        (a)   an underwriter may allow, and dealers may reallow, concessions on sales to certain other dealers;

        (b)   we and the selling stockholders may agree to indemnify an underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments an underwriter may be required to make in connection with these liabilities; and

        (c)   we, our executive officers, our directors and the selling stockholders may agree, subject to certain exceptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any shares of our common stock or any securities convertible into or exchangeable for our common stock. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements, securities exercised and/or sold pursuant to 10b5-1 pre-set selling programs that are in place at the time of an offering made pursuant to this prospectus and any prospectus supplement hereto.

        In connection with any particular offering pursuant to this shelf registration statement, an underwriter may engage in stabilizing transactions, short sales, syndicate covering transactions and penalty bids.

        Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.

        Short selling involves sales by an underwriter of shares in excess of the number of shares an underwriter is obligated to purchase. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares sold by an underwriter is not greater than the number of shares that it may purchase in its option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in its option to purchase additional shares. An underwriter may close out any short position by either exercising its option to purchase additional shares and/or purchasing shares in the open market.

        Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, an underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through its option to purchase additional shares. If an underwriter sells more shares than could be covered by its option to purchase additional shares, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

        Penalty bids permit representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

        A prospectus in electronic format may be made available on the web sites maintained by an underwriter, or selling group member, if any, participating in any particular offering and an underwriter participating in any particular offering may distribute prospectuses electronically. Any representatives may agree to allocate a number of shares to an underwriter and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by an underwriter and selling group members that will make internet distributions on the same bases as other allocations.

        Any selling stockholder who is a "broker dealer" will be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, unless such selling stockholder purchased its shares in the ordinary course of business, and at the time of its purchase of the shares to be resold, did not have any view to or arrangements or understandings, directly or indirectly, with any person to distribute the shares. The selling stockholders have each informed us that they are not registered broker dealers. Certain selling stockholders have identified themselves to us as affiliates of broker dealers. See "Selling Stockholders." The selling stockholders who are affiliates of broker dealers have each informed us that they did not receive the common stock outside of the ordinary course of business nor, at the time of issuance of the common stock, did they have any view to or any arrangements or understandings, directly or indirectly, with any person to distribute the shares of common stock.

WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements, and other information with the SEC. These reports, proxy statements, and other information can be read and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including EnerSys. These reports, proxy statements and other information can also be read at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 or on our internet site at www.enersys.com. Information on our website is not incorporated into this prospectus or our other SEC filings and is not a part of this prospectus or those filings.

        This prospectus is part of a registration statement filed by us with the SEC. The full registration statement can be obtained from the SEC as indicated above, or from us.

        The SEC allows us to "incorporate by reference" the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which have been filed with the SEC:

  •
  Annual Report on Form 10-K for the fiscal year ended March 31, 2006 (filed on June 14, 2006);

  •
  Current Reports on Form 8-K filed June 22, 2006 and July 6, 2006 (other than item 7.01 and exhibit 99.1 under item 9.01, which are furnished and not incorporated herein by reference) and July 26, 2006;

  •
  Definitive Proxy Statement on Schedule 14A filed on June 19, 2006; and

  •
  Registration Statements on Form 8-A dated July 26, 2004.

        We incorporate by reference the documents listed above and any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, with the exception of any documents deemed not to be filed and any documents filed pursuant to Item 402(a)(8) of Regulation S-K under the Securities Act.

        We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents which are incorporated by reference to this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Investor Relations, EnerSys, 2366 Bernville Road, Reading, Pennsylvania 19605, or by calling EnerSys Investor Relations directly at (610) 236-4040.

LEGAL MATTERS

        Unless otherwise specified in a prospectus supplement accompanying this prospectus, Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will provide opinions regarding the authorization and validity of the common stock. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

        The consolidated financial statements of EnerSys appearing in EnerSys' Annual Report (Form 10-K) for the year ended March 31, 2006 (including the schedule appearing therein), and EnerSys management's assessment of the effectiveness of internal control over financial reporting as of March 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the costs and expenses payable by us in connection with the common stock being registered, other than underwriting discounts and commissions in connection with any offering of the common stock, which will be payable by the selling stockholders in all cases. The selling stockholders will not bear any portion of the below expenses. All the amounts shown are estimates, except the SEC registration fee.

Securities and Exchange Commission Registration Fee	$25,198.50
Transfer Agents Fees and Expenses	25,000
Printing and Engraving Fees and Expenses	150,000
Accounting Fees and Expenses	250,000
Legal Fees	500,000
NASD Filing Fee	24,050
Miscellaneous	100,000

Total	$1,074,248.50

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law (DGCL) generally provides that all directors and officers (as well as other employees and individuals) may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) actually and reasonably incurred in connection with defense or settlement of an action and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the DGCL also provides that the rights conferred thereby are not exclusive of any other right which any person may be entitled to under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

        We have included in our certificate of incorporation and bylaws provisions to (a) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty (provided that such provision does not eliminate liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the Delaware General Corporation Law or for any transaction from which the director derived an improper personal benefit) and (b) indemnify our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary.

        Acting pursuant to the provisions of our certificate of incorporation and bylaws and the provisions of Section 145 of the Delaware General Corporation Law, we have entered into agreements with each of our officers and directors to indemnify them to the fullest extent permitted by such provisions and such law. We are also expressly authorized to carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

Item 16.    List of Exhibits.

        The Exhibits to this registration statement are listed in the Index to Exhibits on page II-6.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the claim has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reading, Commonwealth of Pennsylvania, on July 27, 2006.

ENERSYS
By:	/s/ JOHN D. CRAIG Name: John D. Craig Title: Chairman, President and Chief Executive Officer

        KNOWN ALL MEN BY THESE PRESENTS that each person whose signature to this registration statement appears below hereby constitutes and appoints each of Frank M. Macerato, Michael T. Philion and Richard W. Zuidema as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 27, 2006.

Signature	Title

/s/ JOHN D. CRAIG John D. Craig	Chairman, President and Chief Executive Officer (Principal Executive Officer)
/s/ MICHAEL T. PHILION Michael T. Philion	Executive Vice President—Finance and Chief Financial Officer (Principal Financial Officer)
/s/ MICHAEL J. SCHMIDTLEIN Michael J. Schmidtlein	Vice President and Corporate Controller (Principal Accounting Officer)
/s/ HWAN-YOON CHUNG Hwan-yoon Chung	Director

/s/ KENNETH F. CLIFFORD Kenneth F. Clifford	Director
/s/ ERIC T. FRY Eric T. Fry	Director
/s/ HOWARD I. HOFFEN Howard I. Hoffen	Director
/s/ MICHAEL C. HOFFMAN Michael C. Hoffman	Director
/s/ ARTHUR T. KATSAROS Arthur T. Katsaros	Director
/s/ JOHN F. LEHMAN John F. Lehman	Director
/s/ DENNIS S. MARLO Dennis S. Marlo	Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
1.1	Form of Underwriting Agreement to be filed as an exhibit to a Current Report on Form 8-K or other applicable periodic report of EnerSys to be incorporated by reference herein, if applicable.
3.1	Fifth Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Amendment No. 3 to EnerSys' Registration Statement on Form S-1 (File No. 333-115553) filed on July 13, 2004).
3.2	Bylaws (incorporated by reference to Exhibit 3.2 to Amendment No. 3 to EnerSys' Registration Statement on Form S-1 (File No. 333-115553) filed on July 13, 2004).
4.1	2004 Securityholder Agreement (incorporated by reference to Exhibit 4.2 to Amendment No. 4 to EnerSys' Registration Statement on Form S-1 (File No. 333-115553) filed on July 26, 2004).
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (to be filed by amendment).
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (filed herewith).
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (to be included in Exhibit 5.1).
24.1	Power of Attorney of certain officers and directors of the Company (included in the signature pages hereto).

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
ENERSYS
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DIVIDEND POLICY
DESCRIPTION OF CAPITAL STOCK
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
WHERE YOU CAN FIND MORE INFORMATION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX